UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

Green Rain Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-28379	88-0395372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8549 Wilshire Blvd. Suite 1216
Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 228-8897

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 12, 2026, Green Rain Energy Holdings, Inc. (the “Company”) sent a communication to certain parties who may have been involved in legacy agreements under predecessor management, including holders of purported legacy convertible notes, consultants, service providers, former officers/directors, and other counterparties to various historical contracts (collectively, “Legacy Counterparties”).

The communication requested that each Legacy Counterparty promptly provide supporting documentation regarding any legacy obligations, including but not limited to Business Directors Agreements, Employment Agreements, Consulting and Services Agreements, convertible promissory notes, share purchase agreements, loan agreements, assignments of debt, and related amendments or instruments. The Company informed recipients that submitted documentation will be reviewed by the Company’s external auditors as part of the ongoing comprehensive validation of predecessor-era transactions.

The Company reiterated its position (consistent with prior disclosures) that, based on its internal records and review to date, certain legacy convertible notes and related obligations are purported and may not be officially documented, valid, binding, or enforceable. The communication instructed that the Company’s transfer agent has been directed not to process any conversion requests related to these purported notes unless expressly authorized in writing by the Company’s Chief Executive Officer and approved by the Board of Directors.

This action expands upon the Company’s prior communications and reviews (including those disclosed in the Company’s Form 8-K filed March 4, 2026), particularly regarding legacy convertible notes issued under predecessor management (who relinquished control on or about October 22, 2024). Current management continues to independently verify supporting evidence of services performed, valuations, consideration exchanged, compliance with securities laws, and absence of prohibited affiliate relationships, as required under fiduciary duties pursuant to the Wyoming Business Corporation Act and for accurate financial statement preparation and audit compliance.

Failure to provide sufficient documentation may result in reevaluation of enforceability, reclassification or adjustment of liabilities, impairment charges (e.g., under ASC 350 or ASC 360 for related assets), or other accounting treatments. Pending validation, such obligations and related assets (including those from the 2019 Medican Enterprises Inc. acquisition) continue to be reflected on an interim basis and remain subject to potential adjustment.

The Company believes this matter is material to security holders because disputed or unauthorized conversions could impact the capital structure, cause unintended dilution, or lead to disputes over reported financial obligations.

This disclosure is furnished pursuant to Item 8.01 of Form 8-K (Other Events). The information in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Request for Supporting Documentation – Legacy Agreements & Convertible Note Validation Review (general form sent to Legacy Counterparties on or about March 12, 2026)

99.2	Request for Supporting Documentation – Legacy Consulting Agreements — Predecessor Management Review (form sent to certain consultants/service providers on or about March 12, 2026)

104	Cover Page Interactive Data File

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN RAIN ENERGY HOLDINGS INC. A Wyoming Corporation

	By:	/s/ Alfredo Papadakis
Alfredo Papadakis
President & Chief Executive Officer
Date: March 13, 2026

3